EXHIBIT 21.1

             SUBSIDIARIES OF AMERICAN PHYSICIANS SERVICE GROUP, INC.
                              AS OF MARCH 20, 1998




Name of Subsidiary                                      State of Incorporation

APS Communications Corporation                                    Texas

APS Facilities Management, Inc.                                   Texas

APS Financial Corporation                                         Colorado

APS Insurance Services, Inc.                                      Delaware

APS Realty, Inc.                                                  Texas

American Physicians Insurance Agency, Inc.                        Texas